EXHIBIT 3.165

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:05 AM 03/19/2001
010135386 - 3370548

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

RADNOR PROPERTIES-200 RC, L.P.

           THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

           FIRST: The name of the limited partnership is Radnor Properties-200 RC, L.P.

           SECOND: The name and address of the Registered Agent is:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808.

THIRD: The name and mailing address of the general partner is as follows:

Radnor GP-200 RC, L.L.C.
Plymouth Meeting Office Campus
600 W. Germantown Pike, Suite 221
Plymouth Meeting, PA 19462.

           IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of Radnor Properties-200 RC, L.P. as of the 19th day of March, 2001.

GENERAL PARTNER:

RADNOR GP-200 RC, L.L.C.

By:	/s/ Frank J. Ferro

Frank J. Ferro, Executive Vice President